As filed with the Securities and Exchange Commission on May 7, 1997
                                                       Registration No. ________
 _______________________________________________________________________________
 _______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    ________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ________

                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                           11-3197414
     (State or Other Jurisdiction of             (I.R.S. Employer
     Incorporation or Organization)             Identification No.)

     589 Fifth Avenue, New York, New York            10017
     (Address of Principal Executive Offices)        (Zip Code)

                  DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                             FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)

                              GENE C. BROOKS, ESQ.
                                General Counsel
                   589 Fifth Avenue, New York, New York 10017
                    (Name and Address of Agent for Service)

                                 (212) 326-6170
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------
Title of
Securities         Amount      Proposed          Maximum             Amount of
to be              to be       Maximum Offering  Aggregate Offering  Registration
Registered         Registered  Price per Share*  Price*              Fee
_________________________________________________________________________________
Common Stock,
par value $0.01       350,000        $16.00      $5,600,000.00       $1,696.80
---------------------------------------------------------------------------------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on May 1, 1997, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors.

                 DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                             FOR OUTSIDE DIRECTORS

                             Cross-Reference Sheet
                             ---------------------

                            Location in Prospectus
                            ----------------------
                       of Items on Form S-8 Pursuant to
                       --------------------------------
                        Rule 404 of the Securities Act
                        ------------------------------
                              of 1933, as Amended
                              -------------------

Part I
Item No.            Location in Prospectus
------------        ----------------------

Item 1.      (a)
                   (1)   Cover page; Dime Bancorp, Inc. 1997 Stock Incentive
                          Plan For Outside Directors ("The Plan")
                   (2)   Cover page; The Plan
                   (3)   The Plan;
                   (4)   The Plan;

             (b)
                   (1)   Cover page; The Plan
                   (2)   *

             (c)   Cover Page; The Plan

             (d)
                   (1)   The Plan
                   (2)   The Plan
                   (3)   The Plan
                   (4)   *
                   (5)   The Plan
                   (6)   The Plan

             (e)   Cover page; The Plan

             (f)   The Plan

             (g)   *

             (h)
                   (1)   The Plan
                   (2)   The Plan
                   (3)   *

             (i)   The Plan

             (j)
                   (1)   The Plan
                   (2)   The Plan
                   (3)   *

Item 2. The Plan; Incorporation of Certain Documents by Reference; Available Information


Part II                                                          Page
Item No.                                                          No.
----------                                                       -----

Item 3.   (a) Incorporation of Documents by Reference

          (b) Incorporation of Documents by Reference

          (c) Incorporation of Documents by Reference                2

Item 4.   *

Item 5.   Interests of Named Experts and Counsel                     3

Item 6.   Indemnification of Directors and Officers                  3

Item 7.   *

Item 8.   Exhibits

          (a) Exhibits                                               7

          (b) *

Item 9.   Undertakings                                               7

__________________
* Not applicable

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

  This Registration Statement relates to the registration of 350,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Dime Bancorp, Inc. (the "Company"), to be offered or sold pursuant to the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (the "Plan").

  The documents containing the information about the Plan specified in Part I of Form S-8 will be sent or given to eligible and/or participating directors of the Company as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Company shall provide a written statement to participants in the Plan advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, the documents which are incorporated by reference into the Section 10(a) Prospectus, and the documents required to be delivered to them pursuant to Rule 428(b) of Regulation C under the Securities Act. The address, title of the individual or department, and telephone number to which the request is to be directed shall be provided to participants.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

          (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

          (ii) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (iii) The Company's Current Report on Form 8-K filed on April 23, 1997; and

          (iv) The Company's Current Report on Form 8-K filed on April 25, 1997.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment indicating that all stock offered has been sold or deregistering all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Ira T. Wender is a director of The Dime Savings Bank of New York, FSB
("Dime Savings Bank") and the Company.   Mr. Wender is the sole owner of Ira T.
Wender, P.C., which, commencing January 1, 1994, became Of Counsel at Patterson, Belknap, Webb & Tyler LLP. During that period, the firm represented Dime Savings Bank and the Company in certain legal matters. Fees paid to the firm in connection with such representation for the years 1994, 1995 and 1996 were $1,319,897, $1,636,723 and $1,324,968 respectively. The Company has retained the firm to perform legal services during 1997. The firm will give an opinion upon the validity of the securities being registered.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Certificate of Incorporation of the Company, as amended (the "Certificate"), contains provisions expressly permitted under Delaware law that limit certain types of causes of action that can be maintained by a corporation (or by stockholders on behalf of the corporation) against its directors. Accordingly, in any action by the Company or its stockholders against the directors of the Company, the directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, except for (a) any breach of the directors' duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) improper dividends or distributions or (d) transactions involving improper personal benefit.

     The Certificate provides indemnification rights to any person who is made or threatened to be made a party to any action (other than an action by or in the right of the Company) by reason of the fact that such person has served as a director or officer of the Company (or of any other entity, including Dime Savings Bank, at the request of the Company) with respect to costs, expenses, judgments, fines and amounts paid in settlement. Subject to applicable banking laws and regulations, these indemnification provisions apply if such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company and, with respect to a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. The persons described in the preceding sentence are entitled to indemnification rights in an action by or in the right of the Company with respect to costs, expenses and amounts paid in settlement, subject to the same standards, except where there is an adjudication of liability (in which case indemnification is permitted only upon a court determination that indemnification is, in view of all the circumstances, fair and reasonable). The Certificate also provides for the Company to advance expenses of litigation described in this paragraph on an on-going basis.

     Under the Certificate, indemnification of the costs and expenses of defending any action is required to be made to any director or officer who is successful (on the merits or otherwise) in defending the action. Furthermore, indemnification also is required to be made with respect to all amounts referred to in the preceding paragraph, unless a determination is made by a majority of disinterested directors (or if the disinterested directors so requested, or if a quorum of disinterested directors does not exist, by independent counsel or by the stockholders) that indemnification is not proper because the director or officer has not met the applicable standard of conduct.

     The Certificate also permits (but does not require) the Company to indemnify and advance expenses to its non-officer employees and agents in connection with any civil, criminal, administrative or investigative actions, suits or proceedings.

     The Certificate also provides that if the Delaware General Corporation Law is amended to expand the permitted indemnification of directors and officers, then the Company will indemnify directors and officers to the fullest extent permitted by such amendment.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, employees and agents of the Company pursuant to Delaware law, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, employee or agent of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the terms of the Agreement and Plan of Merger dated as of July 6, 1994, by and between the Company and Anchor Bancorp, Inc. ("Anchor"), as amended, the Company will also indemnify each present and former director and officer of Anchor, the Company and their respective subsidiaries against certain actions.

     The Company will not be permitted to prepay (which would include the direct or indirect transfer of any funds or assets and any segregation thereof for the purpose of making, or pursuant to any agreement to make, any payment thereafter) any legal expenses or amounts of, or costs incurred in connection with, any settlement of, or judgment or penalty with respect to, any claim, proceeding or action, if made in contemplation of, or after, any insolvency of the Company or Dime Savings Bank or with a view to, or having the result of, preventing the proper application of the assets of Dime Savings Bank to creditors or preferring one creditor over another. Further, the Federal Deposit Insurance Corporation (the "FDIC"), as authorized by statute, has issued regulations that would restrict both the Company and Dime Savings Bank from indemnifying officers, directors and employees for liability or legal expense with regard to any administrative proceeding or civil action by the appropriate banking agency that results in a final order pursuant to which such person is assessed a civil money penalty, is removed or prohibited from participating in the conduct of the affairs of the institution, or is required to cease and desist or take affirmative action ordered by the agency.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS PURSUANT TO ITEM 601 OF REGULATION S-K.

          4.1  Copy of the Dime Bancorp, Inc. 1997
               Stock Incentive Plan for Outside Directors

          5.1   Opinion of Counsel regarding the
                Legality of the Common Stock
                Being Registered by the Company

          23.1  Consent of Counsel (included in
                Opinion of Counsel)

          23.2  Consent of  KPMG Peat Marwick LLP

          24    Power of Attorney
                (included in the Signature Page of this
                Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)  Rule 415 Offering.  The Registrant hereby undertakes:
              -----------------

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.
         --------------------------------------------------------------------
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Incorporated Annual and Quarterly Reports.  The Registrant hereby
          -----------------------------------------
undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (d)  Indemnification.  Insofar as indemnification for liabilities arising
          ---------------
under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of May, 1997.

                              DIME BANCORP, INC.



                              By:  /s/ Lawrence J. Toal
                                   ------------------------------------
                                   Lawrence J. Toal
                                   Chief Executive Officer,
                                   President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Lawrence J. Toal and Gene C. Brooks, and each of them, as attorneys-in-fact, to sign on his or her behalf, individually and in each capacity stated below, and to file any amendment, including post-effective amendments, to this Registration Statement.

      Signature                             Title                                            Date
      ---------                             -----                                            ----

/s/ Lawrence J. Toal                  Director, Chief Executive Officer,                    May 6, 1997
----------------------------          President and Chief Operating
   Lawrence J. Toal                   Officer (Principal Executive Officer)




/s/ Harold E. Reynolds                Senior Vice President and Comptroller                 May 6, 1997
---------------------------
   Harold E. Reynolds


/s/ Derrick D. Cephas                                Director                               May 6, 1997
------------------------------
   Derrick D. Cephas



/s/ Frederick C. Chen                                Director                               May 6, 1997
----------------------------------
   Frederick C. Chen



/s/ J. Barclay Collins II                            Director                               May 6, 1997
-----------------------------------
   J. Barclay Collins II


/s/ Richard W. Dalrymple                             Director                               May 6, 1997
------------------------------
   Richard W. Dalrymple



/s/ E. Charlotte Fanta                               Director                               May 6, 1997
-----------------------------------
   E. Charlotte Fanta



/s/ James F. Fulton                                  Director                               May 6, 1997
------------------------------------
   James F. Fulton



/s/ Murray Handwerker                                Director                               May 6, 1997
-------------------------------
   Murray Handwerker



/s/ Sally Hernandez-Pinero                           Director                               May 6, 1997
------------------------------
   Sally Hernandez-Pinero



/s/ Virginia M. Kopp                                 Director                               May 6, 1997
-----------------------------------
   Virginia M. Kopp



/s/ James M. Large, Jr.                              Director                               May 6, 1997
-----------------------------------
   James M. Large, Jr.



/s/ John Morning                                     Director                               May 6, 1997
------------------------------------
   John Morning



/s/ Margaret Osmer-McQuade                           Director                               May 6, 1997
--------------------------
   Margaret Osmer-McQuade



/s/ Dr. Paul A. Qualben                              Director                               May 6, 1997
---------------------------------
   Dr. Paul A. Qualben



/s/ Eugene G. Schulz, Jr.                            Director                               May 6, 1997
---------------------------------
   Eugene G. Schulz, Jr.



                                                     Director                               May 6, 1997
-----------------------------------
   Howard Smith



/s/ Dr. Norman Smith                                 Director                               May 6, 1997
---------------------------------
   Dr. Norman Smith



/s/ Lawrence J. Toal                                 Director                               May 6, 1997
-----------------------------------
   Lawrence J. Toal



/s/ Ira T. Wender                                    Director                               May 6, 1997
-------------------------------------
   Ira T. Wender

                             EXHIBIT INDEX


                                                                 Sequentially
                                                                   Numbered
Exhibit No.                                                          Page
-----------                                                     -------------
4.1   Copy of the Dime Bancorp, Inc. 1997 Stock
      Incentive Plan for Outside Directors.....................

5.1   Opinion of Counsel regarding the Legality of the Common
      Stock Being Registered by the Company....................

23.1  Consent of Counsel.......................................
      (included in the Opinion of Counsel)

23.2  Consent of KPMG Peat Marwick LLP.........................

24    Power of Attorney
      (included in the Signature Page of this
      Registration Statement)..................................